Exhibit 15.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements (Nos. 333-187533, 333-102288 and 333-92491) on Form S-8 and (Nos. 333-199696 and 333-144171) on Form F-3 of Ellomay Capital Ltd. of our report dated February 29, 2024, with respect to the financial statements of Dorad Energy Ltd. which report appears in the Form 20-F of Ellomay Capital Ltd. dated April 18, 2024.

/s/ Somekh Chaikin

Somekh Chaikin
Member Firm of KPMG International

Tel-Aviv, Israel

April 18, 2024